SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

ITEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

15900 SE Eastgate Way, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 13, 2016, ITEX Corporation (“ITEX”) held its Annual Meeting of Stockholders. There were 2,081,429 shares of common stock entitled to be voted, of which 1,921,198 were voted in person or by proxy. At the Annual Meeting:

(1) The shareholders voted to elect each of the five (5) nominees for director.

(2) The shareholders approved, on an advisory basis, the compensation paid by ITEX to its named executive officers.

(3) The shareholders voted to ratify the appointment of EKS&H as its independent registered public accounting firm for the fiscal year ending July 31, 2017.

The stockholders of ITEX voted as follows on the matters presented for a vote:

1.	Election of directors

Nominee	Vote Result	% Votes For	For	Withheld	Broker Non-Votes
Eric Best	Re-elected	97.24	810,334	22,980	1,087,884
Kevin Callan	Re-elected	97.24	810,344	22,970	1,087,884
Timothy Morones	Re-elected	97.24	810,344	22,970	1,087,884
John A. Wade	Re-elected	97.24	810,339	22,975	1,087,884
Steven White	Re-elected	97.07	808,876	24,438	1,087,884

2.	Advisory vote on executive compensation

Vote Result	% Votes For	For	Against	Abstain	Broker Non-Votes
Approved	96.80	806,656	25,908	750	1,087,884

3.	Ratification of appointment of independent auditors

Vote Result	% Votes For	For	Against	Abstain	Broker Non-Votes
Approved	99.81	1,917,688	2,448	1,062	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: December 13, 2016
	By:	/s/ Steven White
Steven White Chief Executive Officer